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                                                                    EXHIBIT 23.3

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of Registration Statement No. 333-18447.


January 28, 1997
Orlando, Florida